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                                                                    Exhibit 23.9
                                                                    ------------


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of OneMain.com, Inc. that is made a part of the Registration Statement (Form S-4 No. 333-xxxxx) and related Prospectus of Earthlink, Inc. for the registration of 10,768,633 shares of EarthLink, Inc.'s common stock and to the incorporation by reference therein of our report dated May 13, 1999, with respect to the financial statements of Horizon Internet Technologies, Inc. included in the Annual Report (Form 10-K) of OneMain.com, Inc. for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

                                         /s/ Ernst & Young LLP


McLean, VA
July 6, 2000